Exhibit 99.1

Education Funding Capital Trust-II

Statements to Noteholders

August 31, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:	August 31, 2003

	Principal	Interest	Carryover Interest

Series 2003A-1	—	—	—
Series 2003A-2	—	—	—
Series 2003A-3	—	—	—
Series 2003A-4	—	64,750.00	—
Series 2003A-5	—	64,166.67	—
Series 2003A-6	—	84,777.78	—
Series 2003A-7	—	85,555.56	—
Series 2003A-8	—	84,777.78	—
Series 2003B-1	—	44,722.22	—

	—	428,750.01	—

Information on Each Series of Notes as of:	August 31, 2003

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2003A-1	73,568,249.52	0.9196031	1.13750%	N/A
Series 2003A-2	144,000,000.00	1.0000000	1.18750%	N/A
Series 2003A-3	276,000,000.00	1.0000000	1.38750%	N/A
Auction Rate Notes (28-day ARS):
Series 2003A-4	75,000,000.00	1.0000000	1.10000%	—
Series 2003A-5	75,000,000.00	1.0000000	1.10000%	—
Series 2003A-6	100,000,000.00	1.0000000	1.11000%	—
Series 2003A-7	100,000,000.00	1.0000000	1.10000%	—
Series 2003A-8	100,000,000.00	1.0000000	1.09900%	—
Series 2003B-1	50,000,000.00	1.0000000	1.17000%	—

	993,568,249.52			—

Education Funding Capital Trust-II

Statements to Noteholders

August 31, 2003

(per Section 11.04)

Value of the Trust Estate as of:	August 31, 2003

Principal Balance of Financed Student Loans	926,519,790.32
Accrued Interest on Financed Student Loans	6,315,133.41
Cash and Investment Balance	41,544,870.88
Accrued Interest on Cash and Investments	4,902.25

974,384,696.86

Accrued Interest and Fees with respect to the Notes	1,677,183.61

Pool Balance	926,519,790.32

Parity Percentage	97.90%

Senior Parity Percentage	103.09%

Rollforward of Indenture Funds during month ended:	August 31, 2003

	Distribution Account	Acquisition Account	Reserve Account	Capitalized Interest Account

Beginning Balance	1,755,401.44	(0.00)	10,000,000.00	10,000,000.00
Withdrawals	(1,465,073.73)	—	—	—
Deposits	2,196,381.88	—	—	—

Ending Balance	2,486,709.59	(0.00)	10,000,000.00	10,000,000.00

Amounts allocated during month ended:	August 31, 2003

Servicing fees	108,905.63
Administration fee	—
Auction agent fee	4,044.44
Broker dealer fee	97,066.65
Calculation agent fee	—
Trustee fee	—

210,016.72

Activity on Financed Student Loans during month ended:	August 31, 2003

Recoveries of Principal	4,283,297.43

Recoveries of Interest	2,465,508.95

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	159,264.42

Rejected federal reimbursement claims	—

Education Funding Capital Trust-II

Statements to Noteholders

Portfolio Statistics

August 31, 2003

(per Section 11.04)

	Number of	Outstanding Balance
	Borrowers	Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment—Current	23,777	602,870,081	65.07%	25,355
Repayment—Delinquent	3,829	103,833,532	11.21%	27,118
Forbearance	1,875	75,674,204	8.17%	40,360
Deferment	3,756	144,141,973	15.56%	38,376

Total Repayment	33,237	926,519,790	100.00%	27,876

Total Portfolio	33,237	926,519,790	100.00%	27,876

Breakdown of Delinquent:
11 - 30 days	1,672	43,554,051	4.70%	26,049
31 - 60 days	867	22,820,726	2.46%	26,321
61 - 90 days	430	11,923,464	1.29%	27,729
91 - 120 days	375	11,413,135	1.23%	30,435
121 - 150 days	247	6,947,295	0.75%	28,127
151 - 180 days	131	4,147,932	0.45%	31,664
181 - 210 days	91	2,614,881	0.28%	28,735
211 - 240 days	14	382,583	0.04%	27,327
241 - 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	2	29,465	0.00%	14,732

Total Delinquent	3,829	103,833,532	11.21%	27,118

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	33,237	926,519,790	100.00%	27,876

Total	33,237	926,519,790	100.00%	27,876